Exhibit 4.1

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLy GRONER 931-490-7660 PROOF OF: JUNE 14, 2013 NOODLES & COMPANy WO- 7106 FACE - LOT 1 OPERATOR: DKS NEW Colors Selected for Printing: Intaglio prints in SC-4 Olive Green. Logo prints in 4/color Process. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. NCA THIS CERTIFIES THAT IS THE RECORD HOLDER OF Noodles & Company SECRETARY FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE, OF COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE Noodles & Company Dated: SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 457642 20 5 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. CLASS A COMMON STOCK DELAWARE SEAL 2002 CORPORATE N OO D LES & COM PANY CHAIRMAN AND CHIEF EXECUTIVE OFFICER